CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated October 1, 2004 on the financial statements and financial highlights of The Lighthouse Opportunity Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/  TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
November 19, 2004